EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997, appearing on page 11 of AmBase Corporation's 1996 Annual Report on Form 10-K for the year ended December 31, 1996.





/s/ Price Waterhouse LLP
--------------------------
Price Waterhouse LLP


New York, NY
February 28, 1997



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